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                                                                  Exhibit 21.1


                                Subsidiaries of the Company


Name                                               Jurisdiction of Incorporation
_______________________________________            _____________________________

eFunds Corporation                                          California
Analytic Research Technologies, Inc.                        Minnesota
eFunds Canada, Inc.                                         Canada
eFunds Government Services, Inc.                            Delaware
Chex Systems, Inc.                                          Minnesota
eFunds Holdings Limited                                     United Kingdom
eFunds International Limited                                United Kingdom
Deposit Payment Protection Services, Inc.                   Delaware
iDLX Corporation                                            Delaware
iDLX International B.V.                                     Netherlands
iDLX Holdings B.V.                                          Netherlands
eFunds IT Solutions Group, Inc.                             Delaware
eFunds International India Private Limited                  India
eFunds Overseas, Inc.                                       Minnesota
Access Cash International LLC                               Delaware
ACI-Canada, Inc.                                            Minnesota
eFunds (Canada) Corporation                                 Nova Scotia